             [LETTERHEAD OF HINCKLEY, ALLEN & SNYDER APPEARS HERE]


                                                  Exhibit 5
                                                  ---------



                                        July 18, 1995



Vitronics Corporation
4 Forbes Road
Newmarket, NH  03857

    Re:  Registration Statement on Form S-8
         ----------------------------------

Gentlemen:

    We have acted as counsel to Vitronics Corporation, a Massachusetts corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission relating to 300,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), to be issued pursuant to the Vitronics Corporation 1995 Key Employees' Stock Option Plan (the "Plan").

    In connection with this opinion, we have examined the Company's Articles of Organization as amended, the bylaws of the Company, as amended, the Registration Statement, corporate proceedings of the Company relating to the issuance of the Common Stock, the Plan and such other instruments and documents as we have deemed relevant under the circumstances.

    In making the aforesaid examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings regarding the issuance of the Common Stock taken by the Company to date.

    Based upon and subject to the foregoing, we are of the opinion that the Common Stock which may be issued under the Plan has been duly authorized and when issued in accordance with the terms of the Plan will be validly issued, fully paid and non-assessable.

Vitronics Corporation
July 18, 1995
Page Two



    We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be relied upon or furnished to any other person in any context. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        /s/ Hinckley, Allen & Snyder